Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated February 7, 2017 with respect to the consolidated financial statements of Serendex Pharmaceuticals A/S included in this Current Report on Form 8-K of Savara Inc. (formerly Mast Therapeutics, Inc.). We consent to the incorporation by reference of the said report in the Registration Statement of Savara Inc. on Form S-3 (File No. 333-202960).

/s/ GRANT THORNTON
GRANT THORNTON
State-Authorized Public Accountants

Copenhagen, Denmark
April 27, 2017